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EXHIBIT 3.1
Articles of Incorporation of the Registrant



                            ARTICLES OF INCORPORATION
                                       OF
                                  HEMET BANCORP



        ONE:  NAME

        The name of the corporation is:

               Hemet Bancorp

        TWO:  PURPOSE

        The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporations Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

        THREE:  AUTHORIZED STOCK

        The corporation is authorized to issue only one class of shares of stock, designated "Common Stock," and the total number of shares which the corporation is authorized to issue is ten million (10,000,000).

        FOUR:  DIRECTOR LIABILITY

        The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

        FIVE:  INDEMNIFICATION

        The corporation is authorized to indemnify its agents (as defined from time to time in Section 317 of the California Corporations Code) to the fullest extent permissible under California law. Any amendment, repeal or modification of the provisions of this Article shall not adversely affect any right or protection of an agent of the corporation existing at the time of such amendment, repeal or modification.



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        SIX:  AGENT FOR SERVICE OF PROCESS


        The name and address in this State of this corporation's initial agent for service of process is:


                      Gary Steven Findley
                      1470 North Hundley Street
                      Anaheim, California 92806


        IN WITNESS WHEREOF, for the purpose of forming this corporation under the laws of the State of California, the undersigned, constituting the incorporator of this corporation, has executed these Articles of Incorporation.

Dated:  January 17, 2001






                                                    /s/ Gary Steven Findley
                                                   -----------------------------
                                                   Gary Steven Findley


        I hereby declare that I am the person who executed the foregoing Articles of Incorporation, which execution is my act and deed.



                                                    /s/ Gary Steven Findley
                                                   -----------------------------
                                                   Gary Steven Findley



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